UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2009

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PARAMOUNT GOLD AND SILVER CORP.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	0-51600	20-3690109
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Waverly Street, Ottawa, Ontario Canada     K2P 0W5

(Address of Principal Executive Offices)     (Zip Code)

(613) 226-7883

(Registrant’s Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-k regarding Paramount Gold Mining Corp. (the “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company.  These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 17, 2009  at the Company’s annual  shareholders  meeting the following individuals were elected to serve on the Company’s Board of Directors:

Christopher Crupi, Michel Yvan Stinglhamber, John Carden, Robert Dinning, Christopher Reynolds, Rudi P. Fronk and Eliseo Gonzalez-Urien.

Charles W. Reed chose not to stand for reelection for personal reasons and remains as a consultant to the Company.

Term 8.01

Other Events.

On December 17, 2009 at the Company’s annual shareholders meeting HLB Cinnamon Jang Willoughby & Company was appointed as the Company’s independent certified public accountants for the fiscal year ending June 30, 2010.

HLB Cinnamon Jang Willoughby & Company was the Company’s independent certified public accountants for the fiscal year ending June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2009

Paramount Gold and Silver Corp.

By:	/s/ CHRISTOPHER CRUPI
Christopher Crupi Chief Executive Officer